UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       July 25, 2017

Network-1 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

445 Park Avenue, Suite 912, New York, New York 10022

(Address of principal executive offices)

Registrant's telephone number, including area code:  (212) 829-5770

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 25, 2017, the Board of Directors of Network-1 Technologies, Inc. ("Network-1") declared a semi-annual cash dividend of $0.05 per common share which is payable on September 20, 2017 to all common stockholders of record as of September 1, 2017.  Network-1's dividend policy previously announced in December 2016 provides for the payment of a regular semi-annual dividend of $0.05 per common share ($0.10 per common share annually).   Network-1 anticipates paying the semi-annual cash dividends in March and September of each year.  It is anticipated that the semi-annual regular dividend will continue to be paid through March 2020 (the expiration of Network-1's Remote Power Patent) provided that Network-1 continues to receive royalties from licensees of its Remote Power Patent.  A copy of the press release announcing the dividend is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated July 26, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 TECHNOLOGIES, INC.

Dated: July 27, 2017	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz
Title: Chairman & Chief Executive Officer

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